UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026 (March 6, 2026)

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146

(Address of principal executive offices and Zip Code)

(918) 622-4522

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.20 par value	EDUC	NASDAQ
(Title of class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 6, 2026, Educational Development Corporation (the “Company”) executed a Credit Agreement (“Loan Agreement”) with Regent (the “Lender”). The Loan Agreement establishes a revolving promissory note in the principal amount up to $2,000,000 (the “Revolving Loan”).

Features of the Credit Agreement include:

(i)	$2.0 million Revolving Loan with 1 year maturity date of March 6, 2027

(ii)	Revolving Loan bears interest at the higher rate of the Prime Rate + 2.00% or 7.00%

(iii)	Revolving Loan is collateralized by the Company’s Accounts Receivable, Eligible Inventory, Fixed Assets, and Excess Land

(iv)	Guarantor Agreement with Craig White, President and Chief Executive Officer

The foregoing description of the Loan Agreement is not complete and is qualified in all respects subject to the actual provisions of the Loan Agreement, a copy of which has been filed as Exhibit 10.01 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

Exhibit Number	Description
10.01	Credit Agreement dated March 6, 2026 by and between the Company and Regent Bank Broken Arrow, OK
99.1	Press Release dated March 11, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Educational Development Corporation

By:	/s/ Craig M. White
Craig M. White
President and Chief Executive Officer

Date:	March 11, 2026

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